Exhibit 10.1

GUARANTEE OF COLLECTION

THIS GUARANTEE OF COLLECTION (this “Guarantee”) is made as of March 26, 2012, by CITRUS ETP FINANCE LLC, a Delaware limited liability company (the “Guarantor”) to ENERGY TRANSFER PARTNERS, L.P., a Delaware limited partnership and parent of the Guarantor (“ETP”) to provide a guarantee of collection, on the terms set forth herein, for the benefit of the holders (the “Holders”) of the Senior Notes (as hereinafter defined) and the trustee (the “Trustee”) under the Indenture dated January 18, 2005, as supplemented by the Tenth Supplemental Indenture, dated as of January 17, 2012 (collectively, the “Senior Notes Indenture”) with respect to up to $2,000,000,000 of the aggregate principal amount of senior notes comprised of 5.20% Senior Notes due 2022 and 6.50% Senior Notes due 2042 (collectively, the “Senior Notes”). For the avoidance of doubt, the Guarantor shall not be deemed a Subsidiary Guarantor within the meaning of the Senior Notes Indenture.

R E C I T A L S:

A. Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), Sigma Acquisition Corporation, a Delaware corporation and a direct, wholly-owned subsidiary of ETE (“Sigma Merger Sub”), and Southern Union Company, a Delaware corporation (“SUG”), have entered into that certain Agreement and Plan of Merger, dated as of June 15, 2011, as amended and restated as of July 4, 2011, and as further amended and restated as of July 19, 2011, and as amended by Amendment No. 1 thereto dated as of September 14, 2011, pursuant to which Sigma Merger Sub is to merge with and into SUG with SUG surviving the merger as an indirect, wholly-owned subsidiary of ETE (the “SUG Merger”).

B. In connection with the SUG Merger, ETP, Guarantor and Citrus ETP Acquisition, L.L.C. (“ETP Merger Sub”), on the one hand, and ETE and, upon their joinder thereto, SUG, PEPL Holdings, LLC and CrossCountry Energy, LLC (“CrossCountry”), on the other hand, have entered into that certain Agreement and Plan of Merger, dated as of July 4, 2011, as amended and restated as of July 19, 2011, and as amended by Amendment No. 1 thereto dated as of September 14, 2011, and Amendment No. 2 thereto dated as of March 23, 2012 pursuant to which ETP Merger Sub is to merge with and into CrossCountry, which indirectly owns 50% of the outstanding capital stock of Citrus Corp., with CrossCountry becoming a wholly-owned subsidiary of ETP (the “Citrus Merger”).

C. On January 17, 2012, ETP issued the Senior Notes.

D. In furtherance of the SUG Merger and the Citrus Merger, PEPL Holdings, LLC, a Delaware limited liability company entered into a support agreement dated as of even date herewith and attached hereto as Exhibit A (the “Support Agreement”) to provide support to the Guarantor in furtherance of this Guarantee in support of the Senior Notes, on the terms and subject to the conditions set forth therein.

E. In furtherance of the SUG Merger and the Citrus Merger, the Guarantor desires to enter into this Guarantee and be bound by the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor agrees as follows:

1. Guarantee. Subject to the terms herein, the Guarantor guarantees to the Holders and the Trustee full and prompt collection of the principal amount due under the Senior Notes, but not any accrued and unpaid interest thereon or any fees or other amounts of any kind whatsoever that shall be due to the Holders by ETP (the “Liabilities”).

2. Guarantee of Collection. This is a guarantee of collection only, and not a guarantee of payment. Notwithstanding any other term or condition of this Guarantee to the contrary, the Guarantor shall not be obligated to make any payment pursuant to this Guarantee unless and until each of the following has occurred: (i) the Trustee or other Holder must use commercially reasonable efforts to obtain judgment against ETP, (ii) the Trustee or other Holder must use commercially reasonable efforts to execute on any judgment obtained against ETP, (iii) following execution of any such judgment, a portion of the sums due under the Senior Notes constituting Liabilities must remain unpaid, (iv) if no bankruptcy proceeding has been commenced with respect to ETP, the Trustee or other Holder shall have brought an action in a court of law having proper subject matter jurisdiction against ETP to collect such Liabilities, obtained a final and non-appealable judgment by such court against ETP in respect of such Liabilities and levied execution of such judgment against the property of ETP, and as a result of such execution received less than payment in full in cash or property of such Liabilities, and (v) if a bankruptcy proceeding has been commenced with respect to ETP, the closing of the bankruptcy proceeding after its administration under 11 U.S.C. Section 350(a) shall have occurred and the Trustee or other Holder shall have received, after all distributions contemplated by such bankruptcy proceeding or otherwise, less than payment in full in cash or property in respect of such Liabilities. For these purposes, the value of any payment made in property shall be equal to the fair market value of such property at the time of such payment.

3. Termination of Guarantee. This Guarantee shall remain in effect and will not terminate until the Liabilities have been paid in full.

4. Waivers. The Guarantor waives (i) notice of acceptance of this Guarantee, (ii) all presentments and protests, and (iii) notice of dishonor.

5. Obligations Absolute. Except as set forth in this Guarantee, the Guarantor’s obligations are in all respects absolute and unconditional and will not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any modification, discharge, renewal or extension of the Liabilities or the Senior Notes, or any amendment, modification or stay of the Trustee’s or other Holder’s rights under the Senior Notes which may occur in any bankruptcy or reorganization case or proceeding concerning ETP, whether permanent or temporary and whether or not assented to by the Trustee or other Holder, (ii) any notice of withdrawal of this Guarantee, at any time and from time to time before, at or after maturity of the Senior Notes, (iii) any determination that any signatures on behalf of ETP on the Senior Notes are not genuine or that the Senior Notes are not the legal, valid and binding obligation of ETP, or (iv) any defenses that ETP may have as to any sums due under the Senior Notes.

6. Waiver of Subrogation. Until the Liabilities have been paid in full, the Guarantor irrevocably waives, relinquishes and renounces any right of subrogation, contribution, indemnity, reimbursement or any claim whatsoever which the Guarantor may have against ETP or any other guarantors liable on the Senior Notes arising out of, or in any way connected with, the documents evidencing, guaranteeing or otherwise relating to the Senior Notes (the “Senior Note Documents”). The Guarantor will not assert any such claim against ETP or any such guarantor, in any proceeding, legal or equitable, including any bankruptcy, insolvency or reorganization proceeding, before the Trustee and the Holders are paid in full for the Liabilities. This provision will inure to the benefit of and will be enforceable by the Trustee, the Holders, ETP and any such guarantors, and their successors and assigns, including any trustee in bankruptcy or debtor-in-possession. This provision will not prevent the Guarantor from asserting a claim against ETP or any such guarantors once the Liabilities have been fully paid to the Trustee and the Holders. Once the Liabilities have been paid in full, if the Guarantor has made any payment to the Trustee and the Holders under this Guarantee, then the Trustee and the Holders will assign to the Guarantor, to the extent of such payment, the Trustee’s and the Holders’ interest in the Senior Note Documents and any judgments against ETP.

7. Reinstatement of Guaranteed Liabilities. The Guarantor acknowledges and agrees that the Guarantor’s obligations hereunder shall apply to and continue with respect to any amount paid to the Trustee and the Holders on the Liabilities which is subsequently recovered from the Trustee and the Holders for any reason whatsoever (including, without limitation, as a result of any bankruptcy, insolvency or fraudulent conveyance proceeding), notwithstanding the fact that the Liabilities may have been previously paid in full or this Guarantee terminated, or both.

8. Assignment. The Trustee and the Holders may, from time to time, whether before or after any withdrawal of this Guarantee, without notice to the Guarantor, assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for purposes of this Guarantee, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guarantee to the same extent as if such assignee or transferee were the Trustee or other Holder; provided, however, that, unless the Trustee or Holders shall otherwise consent in writing, the Trustee and the Holders shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guarantee, for the benefit of the Trustee and the Holders, as to that portion of the Liabilities which the Trustee and the Holders have not assigned or transferred.

9. Cumulative Rights; No Waiver. Each and every right granted to the Trustee and the Holders hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time subject only to the limitations set forth in this Guarantee. No failure on the part of the Trustee and the Holders to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by the Trustee or other Holder of any right preclude any other or future exercise thereof or the exercise of any other right.

10. Interpretation and Construction. Each reference herein to the Trustee and the Holders shall be deemed to include their respective successors and assigns, and each reference to ETP and the Guarantor and any pronouns referring thereto as used herein shall be construed in the singular or plural as the context may require and shall be deemed to include the successors and assigns of ETP and the Guarantor, all of whom shall be bound by the provisions hereof. All references herein to ETP shall be deemed to include any successor or successors, whether immediate or remote, to ETP.

11. Continuing Guarantee. Subject to the limitations herein, this instrument is intended to be a full, complete and continuing guarantee to the Trustee and the Holders to the extent of and for the Liabilities owing by ETP to the Trustee and the Holders from time to time and to be valid and continuous without other or further notice to the Guarantor, notwithstanding the death, disability or dissolution of ETP or any other guarantor, until notice in writing of withdrawal of this Guarantee, signed by the parties hereto or any of them or by the legal representative(s) of a deceased party, has actually been given to the Trustee and the Holders, and then only as to the party or parties signing such notice and to transactions subsequent to the time of such notice; provided, however, that no such notice of withdrawal shall affect or impair any of the agreements and obligations of the Guarantor hereunder with respect to any and all Liabilities existing at the time of actual receipt of such notice by the Trustee and the Holders until paid in full; and shall not affect or impair the Trustee’s or other Holder’s right to recover all expenses paid or incurred by the Trustee or other Holder endeavoring to enforce this Guarantee against the Guarantor. All of the agreements and obligations of the Guarantor under this Guarantee shall, notwithstanding any such notice of withdrawal, remain in effect until all such Liabilities and all such expenses shall have been paid in full.

12. Subsequent Guaranties. No subsequent guarantee by the Guarantor or any other person of the Liabilities shall be deemed to be in lieu of or to supersede this Guarantee, unless otherwise expressly provided therein. The obligation under this Guarantee shall be in addition to any obligation of the Guarantor as endorser of any obligations of ETP.

13. Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

14. Consent to Jurisdiction; Waiver of Jury Trial. The Guarantor irrevocably submits to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, for the purposes of any proceeding arising out of this Guarantee or the transactions contemplated hereby (and agrees that no such proceeding relating to this Guarantee or the transactions contemplated hereby shall be brought by it except in such courts). The Guarantor irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any proceeding arising out of this Guarantee or the transactions contemplated hereby in any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, or that any such proceeding brought in any such court has been brought in an inconvenient forum. The Guarantor also agrees that any final and non appealable judgment against it in connection with any proceeding shall be conclusive and binding on it and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS GUARANTEE SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

15. Entire Agreement. This Guarantee constitutes the entire agreement with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties related thereto.

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IN WITNESS WHEREOF, the undersigned has executed this Guarantee as of the date and year first written above.

CITRUS ETP FINANCE LLC

By:	/s/ Martin Salinas, Jr.
Name: Martin Salinas, Jr.
Title: Chief Financial Officer